                                                                  Exhibit 10.5.1

                            FIRST AMENDMENT TO LEASE

     This FIRST AMENDMENT TO LEASE (this "First Amendment") is executed by and between KS Parcel D, LLC (the "Landlord"), a Delaware limited liability company, and Genzyme Corporation (the "Tenant").

     Reference is hereby made to that certain lease dated August 28, 2000 (the "Lease"), by and between Kendall Square, LLC ("Kendall Square"), as landlord, and Tenant, as tenant, with respect to a portion of the Building on the Lot (as such terms are defined in the Lease) located in Cambridge, Massachusetts.

     WHEREAS, as contemplated by Section 9.1.6 of the Lease, on or about July 19, 2002, Kendall Square subdivided the Complex so as to, inter alia, establish the Lot as a separate taxable parcel, and in connection with such Subdivision (as defined in the Lease), Kendall Square conveyed the Lot together with Lot A in the Complex and assigned the landlord's interest under the Lease to KS Parcel A/D, LLC, an Affiliate of Kendall Square; and on or about December 3, 2002, KS Parcel A/D, LLC, further conveyed the Lot, and further assigned the Landlord's interest under the Lease, to Landlord, also an Affiliate of Kendall Square (such conveyances of the Lot and assignments of the landlord's interest under the Lease are referred to herein collectively as the "Transfer").

     WHEREAS, as contemplated by Section 2.3 of the Lease, Landlord and Tenant have reached a mutually acceptable agreement regarding the Rentable Square Footage of the Premises and Building.

     WHEREAS, Landlord and Tenant now desire to amend the Lease to reflect the Subdivision and the boundaries of the Lot and the Transfer, to reflect the agreed upon Rentable Square Footage to modify certain provisions of the Lease and otherwise to ratify and confirm the terms of the Lease, as more particularly set forth below.

     NOW, THEREFORE, in consideration of the mutual promises herein contained, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

     1. Each capitalized term which is used but not defined herein, or any term which is defined in the Lease and used herein, shall have the meaning ascribed thereto in the Lease.

     2. The legal description of the Lot to be attached to the Lease as Exhibit A-1 is attached to this First Amendment as Exhibit A-1 and the plan of the Lot to be attached to the Lease as Exhibit A-2 is attached to this First Amendment as Exhibit A-2.

     3. Landlord and Tenant acknowledge that the actual process and procedures followed in selecting Landlord's Design Team and Landlord's Contractor and in designing and agreeing upon the Schematic Design Documents, the Design Development Documents and the Final Design Documents differed, with the consent and approval of both Landlord and Tenant, from the specific process and procedures prescribed in Section 3.1.1 of the Lease. Landlord and

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Tenant hereby confirm that, prior to the date of this First Amendment, they have agreed as follows:

     (i) Landlord has selected and Tenant has approved Behnisch, Behnisch & Partners as Landlord's Architect for the Building.

     (ii) Landlord has selected and Tenant has approved Turner Construction Company as the Construction Cost Estimator and as the Construction Manager/General Contractor for the Building.

     (iii) The Building Permit for the Building has been issued, the Substantial Completion Date occurred on April 30, 2003, and construction of the Tenant Work has commenced, and notwithstanding
            Section 1.1 or any other provision of the Lease to the contrary, the parties have agreed that the Term Commencement Date shall be deemed to have occurred on August 1, 2003.

     (iv) The Environmental Remediation of the Lot commenced on June 26, 2000, and the Response Action Outcome Statement for the Lot required under the Massachusetts Contingency Plan was filed with the Massachusetts Department of Environmental Protection on April 19, 2003.

     (v) The Certification of Landlord's LSP and Estoppel Certificates of COM/Energy (as required under Paragraphs 2(b) and 3 of the Environmental Agreement) were completed on December 12, 2002.

     (vi) The Indemnity Expiration Date (as defined in the Release and Indemnity Agreement) with respect to the Lot occurred on or before December 12, 2002.

Landlord and Tenant hereby agree that as of the date of this First Amendment, the only item remaining to be completed on the Progress Schedule is substantial completion of those items of Base Building Improvements that constitute Post Completion Items (as defined below in Paragraph 7 of this First Amendment). Accordingly, Exhibit B to the Lease is hereby deleted in its entirety.

     4.     Anything herein or in the measurement standard set forth in Section
2.3 of the Lease to the contrary notwithstanding, Landlord and Tenant have agreed that for purposes of the Lease the Rentable Square Footage of the Building shall be deemed to be 349,325 square feet, the Rentable Square Footage of the Premises shall be deemed to be 343,000 square feet and the Rentable Square Footage of the Retail Space shall be deemed to be 6,325 square feet, and the Rentable Square Footage of the Building, Premises and Retail Space as agreed-upon above shall not be subject to remeasurement by Landlord or Tenant. To reflect the foregoing agreement regarding the Rentable Square Footage of the Building, Premises and Retail Space and certain other agreements between the parties, Landlord and Tenant hereby agree to amend the definitions set forth below as follows:

     (i) The definition of "Initial Estimated Annual Additional Rent For Building" in Section 1.1 is amended to read $3,391,500.

                                      - 2 -
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     (ii)   The definition of "Initial Estimated Annual Additional Rent for
            Complex" in Section 1.1 is amended to read $484,500.

     (iii)  The definition of "Tenant's Proportionate Fraction for Building" in
            Section 2.3 is amended to read 98.19%.

     (iv)   The definition of "Tenant's Proportionate Fraction for Complex" in
            Section 2.3 is amended to be the percentage equal to 94.17% of the ratio, expressed as a percentage, of the Rentable Square Footage of the Premises to the Rentable Square Footage of all buildings in the Complex (other than any garages in the Complex and any building or portion thereof which is not available for lease such as an information kiosk), including the Building, which Landlord is permitted to develop in the Complex pursuant to the PUD Approval. As of the date of this First Amendment, Tenant's Proportionate Fraction for Complex is 24.6%.

     (v) The requirement in the definition of "Building" in Section 1.1 and in the second grammatical paragraph of Section 3.1.1 that the Building's ground floor retail space must contain at least 15,000 r.s.f. is hereby waived.

     5. In consideration of the agreed-upon Rentable Square Footage of the Building, Landlord and Tenant have agreed that, anything herein or in the definitions of the components of Project Cost set forth in Section 3.1.1 of the Lease to the contrary notwithstanding, the definitions of the components of Project Cost set forth in Section 3.1.1 are amended to be as follows:

     (i) Tenant's pro rata share of Mitigation Expenses (shown on the attached Project Budget Form as the "Impact Fees" line item) shall be equal to (a) the actual amount of Mitigation Expenses allocated solely to the Building and the Lot plus (b) (1) the actual amount of Mitigation Expenses allocable to the entire Complex multiplied by
            (2) Tenant's Proportionate Fraction for Complex.

     (ii) Tenant's pro-rata share of infrastructure and sitework costs (shown on the attached Project Budget Form as the "Sitework" line item) shall be equal to the actual amount of infrastructure and sitework costs allocable to the entire Complex multiplied by Tenant's Proportionate Fraction For Complex.

     (iii) The broker's fee (shown on the attached Project Budget Form as the "Broker's Fee" line item) shall be the fixed amount of $2,137,500 and shall be deemed to have been fully incurred as of the date(s) of payment thereof.

     (iv) The Project Cost line item for Land and Environmental Remediation shall be subdivided into two components. The first component shall consist of the Land and Environmental Remediation charge (calculated at $60 per Rentable Square Foot) for the first 329,325 square feet of the Building's Rentable Square Footage; Interest on Landlord's Equity shall accrue on this first component of the Land and Remediation line item as of the execution date of the Lease. The second component shall consist of the Land and Environmental Remediation charge (calculated at $60 per Rentable Square Foot) for the remaining 20,000 square feet

                                      - 3 -
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            of the Building's Rentable Square Footage and no Interest on
            Landlord's Equity shall accrue on this second component.

     (v) The Developer's Fee (shown on the attached Project Budget form as the "Development Fee/Supervision" line item) shall be the fixed amount of $4,365,440.

The Project Budget Form attached as Exhibit B-1 to the Lease is hereby deleted and the Project Budget Form attached to this First Amendment as Exhibit B-1 is hereby inserted in place thereof. The Project Budget Form attached to this First Amendment shall be the Final Project Budget contemplated by Section 3.1.1 of the Lease. Landlord and Tenant acknowledge that such Final Project Budget is merely a budget, and that the actual amount of Annual Fixed Rent payable by Tenant under the Lease shall be determined in accordance with the formula set forth in
Section 4.1 of the Lease based upon the amount of Project Cost actually incurred as of the date on which Annual Fixed Rent is calculated or is subsequently adjusted as provided in the Lease and in this First Amendment.

     6. Landlord and Tenant acknowledge that pursuant to certain Change Orders requested by Landlord and approved by Tenant and described on the attached Schedule CO, certain items of work were transferred from Tenant's Work to Base Building Improvements to facilitate overall coordination of the construction of the Building (the "TI Scope Transfer Work"). Landlord and Tenant further acknowledge that the cost of the TI Scope Transfer Work has been billed directly to and paid by Tenant prior to the date of this First Amendment. Accordingly, the cost of the TI Scope Transfer Work is expressly excluded from Project Cost but Landlord and Tenant specifically agree that Landlord is entitled to receive a developer's fee of two and one-half percent (2 1/2%) rather than five percent (5%) with respect to such TI Scope Transfer Work, and that such 2 1/2% developer's fee has not been billed directly to Tenant but rather has been included in the fixed Developer's Fee as set forth in Section 5(v) above.

     7. Pursuant to Section 10.11(i) of the Lease, Tenant hereby exercises its Early Occupancy Space right and option to lease both Expansion Spaces as of the Commencement Date. Landlord hereby acknowledges that Tenant has duly exercised its option to lease both Expansion Spaces as Early Occupancy Space pursuant to Section 10.11(i) of the Lease and expressly waives the requirement of Section 10.11(i) that Tenant was to have given notice of such exercise not less than one year prior to the Scheduled Substantial Completion Date. Accordingly, commencing on the Term Commencement Date (i) the Premises shall consist of all of the Rentable Square Footage in the Building, other than the Rentable Square Footage of the Retail Space and (ii) the Annual Fixed Rent for the Premises (including both Expansion Spaces) shall be determined on the basis of the Annual Fixed Rent Rate set forth in Section 1.1 of the Lease. In addition, as a result of Tenant's exercise of its Early Occupancy Space right with respect to both Expansion Spaces, Landlord and Tenant agree that a plan showing the locations of the Expansion Spaces is no longer required to be attached to the Lease as Exhibit A-4.

     8. In order to facilitate Tenant's Work to be performed in connection with Tenant's initial occupancy of the Premises and to coordinate and integrate the simultaneous performance of Landlord's Work and such Tenant's Work, Landlord and Tenant hereby agree that, anything herein or in the Lease to the contrary notwithstanding, (i) those items of Base Building

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Improvements set forth on Schedule A attached to this First Amendment shall be substantially completed by Landlord after the Substantial Completion Date (the "Post Completion Items"), (ii) substantial completion of the Post Completion Items shall not be a condition precedent to the occurrence of the Substantial Completion Date, (iii) the Post Completion Items shall be substantially completed with all due diligence by Landlord after the Substantial Completion Date but during the performance of such Tenant's Work in accordance with the Final Design Documents, as affected by Change Orders, without material deviation therefrom, and (iv) all hard and soft costs incurred by Landlord in connection with the construction of the Post Completion Items shall be included in the Project Cost and (v) Landlord shall use reasonable and diligent efforts to complete Punch List Items with respect to Landlord's Work and Post Completion Items within thirty (30) days after completion of Tenant's Work. Promptly following substantial completion of the Post Completion Items, Landlord shall deliver to Tenant a certification by Landlord's Architect (confirmed by Tenant's Architect) that the Post-Completion Items and all other Base Building Improvements have been substantially completed in accordance with the Final Design Documents, as affected by Change Orders, without material deviation therefrom; the date by which the Post Completion Items have been substantially completed is referred to herein as the "Final Completion Date".

     Since completion of the Post Completion Items will be deferred until after the Substantial Completion Date as described above, Landlord and Tenant further agree as follows:

     (i) that clause (i) of the definition of Substantial Completion Date appearing in Section 3.2 of the Lease is hereby amended by deleting from such clause (i) the phrase "Base Building Improvements" and inserting in place thereof the phrase "Base Building Improvements exclusive of the Post Completion Items (which Post Completion Items shall be substantially completed after the Substantial Completion
            Date)"; and

     (ii) Landlord shall be obligated to provide a full accounting of Project Cost within ninety (90) days after the Final Completion Date instead of within ninety (90) days after the Substantial Completion Date. Accordingly, the three grammatical sentences of Section 3.1.1 of the Lease appearing at the bottom of page 22 are revised to read as follows:

            "Within ninety (90) days after the Final Completion Date, Landlord shall deliver to Tenant a full accounting of the Project Cost incurred as of the Final Completion Date; Tenant, from the date hereof through the date which is twelve (12) months after receipt of such full accounting of Project Cost, may review all of Landlord's books and records relating to the incurrence and payment of the Project Cost in order to verify and confirm the accuracy thereof. If Landlord incurs any cost or expense properly includable in Project Cost after the Final Completion Date (including, without limitation, any Mitigation Expenses) which is not included in the full accounting, Landlord shall notify Tenant thereof and Landlord shall provide Tenant with such documentation with respect thereto as Tenant reasonably may request. Landlord and Tenant acknowledge and agree that the incurrence of additional costs and expenses by Landlord after the Final Completion Date which are properly includable in Project Cost will result in an

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            increase in the Annual Fixed Rent Rate, which increase shall be effective as of the date of incurrence thereof."

     9. Landlord and Tenant agree the amount of Rent payable by Tenant as of the Term Commencement Date shall be $15,151,962.00 per annum, payable in monthly installments of $1,262,663.50 each. Such estimated amount of Annual Fixed Rent is based upon the estimated amount of Project Cost incurred or to be incurred by December 31, 2003, shown in the "Current Costs" column on the Final Project Budget Form attached hereto as Exhibit B-1. Landlord and Tenant acknowledge and agree that such estimated amount of Annual Fixed Rent shall be subject to adjustment (i) after Tenant receives the full account of Project Cost required by Section 3.1.1, (ii) upon the exercise by Tenant of its right under Section
3.1.1 to "review all of Landlord's books and records relating to the accuracy and payment of the Project Cost in order to verify and confirm the accuracy thereof" and (iii) upon the incurrence of additional costs and expenses by Landlord after the Final Completion Date which are properly includable in Project Cost. Upon any such adjustment any balance owed by Tenant or excess paid by Tenant shall be paid to Landlord or credited to Tenant, as the case may be, within twenty (20) days thereafter.

     As indicated on the Final Project Budget Form attached hereto as Exhibit B-1, the full budgeted amount of several Project Cost line items, such as the line items for Sitework and Impact Fees, as the case may be, are not expected to be incurred until 2004 or later; the estimated amount of those costs is shown in the "Deferred Costs" column on the Final Project Budget Form attached hereto as Exhibit B-1. Upon the request of Tenant from time to time (but not more frequently than semi-annually) Landlord shall provide Tenant with a status report on the progress and estimated completion date of such items of deferred work and an updated estimate of the projected or actual costs of completion of such items of deferred work. Landlord and Tenant confirm and agree that, as provided in Section 3.1.1 of the Lease, at such time after December 31, 2003, as Landlord may incur any cost or expense (such as the budgeted items mentioned above) properly includable in Project Cost, Landlord shall notify Tenant thereof and Landlord shall provide Tenant with such documentation with respect thereto as Tenant reasonably may request; Landlord and Tenant acknowledge and agree that the incurrence of additional costs and expenses by Landlord after December 31, 2003 which are properly includable in Project Cost will result in an increase in the Annual Fixed Rent Rate, which increase shall be effective as of the date of incurrence of such additional costs and expenses.

     10. Effective as of November 1, 2003, Sections 1.1 and 10.1 of the Lease shall be amended by deleting the phrase "One Kendall Square , Building 1400, Cambridge, Massachusetts 02139" wherever it appears in said Sections and by inserting in place thereof the phrase "500 Kendall Street, Cambridge, Massachusetts 02142."

     11. The first sentence of Section 10.11(h) of the Lease, is hereby amended by deleting the words "If upon commencement of the Term with respect to the Second Expansion Space, and so long thereafter" and by inserting in place thereof the words "As long".

     12. Section 1.1 of the Lease is hereby amended by deleting the definition of Lease Year and inserting the following in place thereof:

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            The first Lease Year shall commence on the Commencement Date and end on the last day of the month in which the first (1st) anniversary of the Commencement Date shall occur (unless the Commencement Date shall occur on the first day of a month, in which case the first Lease Year shall end on the day before the first (1st) anniversary of the Commencement Date). Subsequent Lease Years shall commence on the day after the last day of the first Lease Year or an anniversary thereof, and shall end on an anniversary of the last day of the first Lease Year.

     13. Section 4.1(a) of the Lease is hereby amended by deleting the words "from time to time direct in writing" appearing in the third line and the words "by notice to Tenant from time to time direct" appearing in the sixth and seventh lines and by inserting in place of each such deletion the words "from time to time direct upon not less than fifteen (15) business days' prior written notice to Tenant..."

     14. Section 6.1 (c)(i) of the Lease is hereby amended by deleting the third, fourth, fifth and sixth sentences thereof and inserting the following in place thereof:

     Landlord, within one hundred twenty (120) days after the fire or other casualty, shall notify Tenant in writing of the period of time within which, in Landlord's reasonable judgment, the Building and the Premises can be restored to substantially their condition prior to such damage and Utility Services restored to the Utility Switching Points (the "Casualty Restoration Period"). If such notification shall state that such Casualty Restoration Period will extend more than twelve (12) months after the date of the casualty, then Tenant may terminate this Lease within thirty (30) days from Tenant's receipt of such notification. Furthermore, if Tenant does not so terminate this Lease and if such damage is not repaired, Utility Services are not restored and the Premises and the remainder of the Building are not restored to substantially the same condition as they were prior to such damage within the Casualty Restoration Period set forth in such notification, Tenant, within thirty (30) days after the expiration of the Casualty Restoration Period or from the expiration of any extension thereof by reason of Force Majeure Events as hereinafter set forth, may terminate this Lease by notice to Landlord, specifying a date not more than forty-five (45) days after the giving of such notice on which the term of this Lease shall terminate. The Casualty Restoration Period shall be extended by the number of days lost as a result of Force Majeure Events, provided however that the Casualty Restoration Period shall in no event be extended more than six (6) months due to Force Majeure Events (as so extended due to Force Majeure Events, the "Casualty Restoration Completion Date").

     15. The first sentence of Section 10.12(b) is hereby amended to read as follows:

            For purposes of this Section 10.12, "Fair Market Rent" shall mean the product of (a) the Rentable Square Footage of the Premises multiplied by (b) the average calculated on a rentable square foot basis, of (1) eighty-nine and one-half percent (89.5%) of the fair market rental rate for unfinished, shell office space in a comparable office building in the Kendall Square, Cambridge, Massachusetts

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            office market area (the "Relevant Market") and (2) eighty-nine and one-half percent (89.5%) of the fair market rental rate for the Premises, and shall take into account all other relevant factors in the Relevant Market, including the ten (10) year term of the applicable Extension Period.

     16. Anything in the Lease to the contrary notwithstanding, as used in the Lease, as amended hereby, the term "Tenant's Parking Spaces" shall mean 700 nonreserved parking spaces and the foregoing number of Tenant's Parking Spaces shall not be subject to redetermination pursuant to Sections 2.1, 10.14 or any other provisions of the Lease; in addition, Landlord and Tenant hereby agree that Tenant shall have no Valet Parking spaces, and all provisions of the Lease with respect to Valet Parking Spaces are hereby deleted.

     17. Anything in the Lease to the contrary notwithstanding, Tenant shall have no right to offer Tenant Financing.

     18. Landlord and Tenant hereby agree that the Option to Lease Building B has expired without the exercise by Tenant of its rights with respect thereto and the Option to Lease Building B shall be of no further force or effect. Upon the request of Landlord, Tenant shall execute and deliver to Landlord a notice of termination of the Option to Lease Building B in recordable form.

     19. The Lease, as amended hereby, is hereby ratified and confirmed in all respects.

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     Executed under seal effective as of the 1st day of August, 2003.

                                     LANDLORD:

                                     KS PARCEL D, LLC

                                     By: Kendall Square, LLC, its Manager

                                         By: Lyme Properties, LLC, its Manager


                                         By:/s/ DAVID E. CLEM
                                            ------------------------------------
                                            David E. Clem, Member


                                     TENANT:

                                     GENZYME CORPORATION


                                     By: /s/ EVAN M. LEBSON
                                         ---------------------------------------
                                     Name: Evan M. Lebson
                                     Title: Vice President and Treasurer

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                                   EXHIBIT A-1

                            LEGAL DESCRIPTION OF LOT

A parcel of land in Cambridge, Middlesex County, Massachusetts, westerly of land now or formerly of Mirant Kendall, L.L.C., shown as Parcel D on a plan of land entitled, "Kendall Square, Subdivision Plan of Land in Cambridge, Massachusetts, Middlesex County", Scale 1"=50', dated May 2002, prepared by Gunther Engineering, Inc., Sheet 1 of 6, and recorded with the Middlesex South Registry of Deeds as Instrument No. 975 of July 19, 2002 or as Plan No. 759 of 2002, and more particularly described as follows:

Beginning at the northeasterly corner of said parcel, said corner being the northwesterly corner of land now or formerly of said Mirant Kendall, L.L.C., as shown on said plan and being the point of beginning; thence:

S 19-57-30 W   106.39 feet   to an iron pipe set; thence
N 80-05-01 W   32.09 feet    to an iron pipe set; thence
S 09-54-59 W   101.62 feet   the last three courses running by the westerly property line of said Mirant Kendall, L.L.C.; thence
N 73-17-11 W   160.73 feet   by the northerly sideline of Kendall Street; thence
N 09-54-59 E   187.36 feet   by the westerly sideline of the north-south portion of Kendall
                             Street; thence
S 80-05-01 E   210.24 feet   by the southerly sideline of Athenaeum Street to land now or formerly of said Mirant Kendall, L.L.C., to the point of
                             beginning as shown on said plan.

Containing 35,754 square feet, or 0.821 acres, more or less, according to said plan.

But excluding any interest in the fee of any of the private ways shown on said Subdivision Plan.

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                                   EXHIBIT A-2

                                PLAN SHOWING LOT

See Sheet 1 of 6 of a plan entitled "Kendall Square, Subdivision Plan of Land in Cambridge, Massachusetts, Middlesex County", Scale 1"=50', dated May, 2002, prepared by Gunther Engineering, Inc., recorded with the Middlesex South Registry of Deeds as Instrument No. 975 of July 19, 2002 or as Plan No. 759 of 2002, a copy of which is attached hereto.

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                                   EXHIBIT B-1

                                 (SEE ATTACHED)

                            KENDALL SQUARE BUILDING D
                                   EXHIBIT B-1
                          FIRST AMENDMENT TO THE LEASE
                               PROJECT BUDGET FORM

Lease Date: August 28, 2000                          CURRENT COSTS              DEFERRED COSTS             BUDGET TOTAL 09/12/03
--------------------------------------------------------------------------------------------------------------------------------
                                                                  PER                        PER                         PER
            GENZYME HEADQUARTERS                                349,325                    349,325                     349,325
              LEASE EXHIBIT B-1                    AMOUNT         RSF          AMOUNT        RSF          AMOUNT         RSF
--------------------------------------------------------------------------------------------------------------------------------
Land and Remediation                           $   20,959,500  $    60.00  $           0  $     0.00  $   20,959,500  $    60.00
Hard Costs
   Base Building                                   65,086,505      186.32              0        0.00      65,086,505      186.32
   Tenant Improvement Allowance                     2,789,676        7.99              0        0.00       2,789,676        7.99
   Contingency                                        200,000        0.57              0        0.00         200,000        0.57
   Sitework                                         3,084,355        8.83      1,337,365        3.83       4,421,720       12.66
--------------------------------------------------------------------------------------------------------------------------------
     Total Hard Costs                          $   71,160,536      203.71      1,337,365        3.83  $   72,497,901      207.54
--------------------------------------------------------------------------------------------------------------------------------
Soft Costs
   Architecture and Engineering
     Civil Engineering                                 50,000        0.14              0        0.00          50,000        0.14
     Architectural Phase I                          6,555,333       18.77              0        0.00       6,555,333       18.77
     MEPFP Engineering Phase I                              0   (Included)             0   (Included)              0   (Included)
     Structural Engineering Phase I                         0   (Included)             0   (Included)              0   (Included)
     Testing and Construction Inspection              313,884        0.90              0        0.00         313,884        0.90
   Legal                                               59,750        0.17              0        0.00          59,750        0.17
   General and Administrative                               0        0.00              0        0.00               0        0.00
   Title Insurance and Recording                       18,099        0.05              0        0.00          18,099        0.05
   Permits and Fees                                   620,090        1.78              0        0.00         620,090        1.78
   Impact Fees                                      1,382,058        3.96        289,182        0.83       1,671,240        4.78
   Interest on Landlord's Equity                   19,270,446       55.16              0        0.00      19,270,446       55.16
   Construction Insurance and Taxes                 1,168,261        3.34              0        0.00       1,168,261        3.34
   Survey and Appraisal Fees                           33,833        0.10              0        0.00          33,833        0.10
   Financing Fees                                     400,000        1.15              0        0.00         400,000        1.15
   Contingency                                        100,000        0.29              0        0.00         100,000        0.29
   Development Fee/Supervision                      4,365,440       12.50              0        0.00       4,365,440       12.50
   Brokerage Fee                                    2,137,500        6.12              0        0.00       2,137,500        6.12
--------------------------------------------------------------------------------------------------------------------------------
     Total Soft Costs                          $   36,474,694  $   104.41  $     289,182  $     0.83  $   36,763,876  $   105.24
--------------------------------------------------------------------------------------------------------------------------------
Total Project Development Costs                $  128,594,730  $   368.12  $   1,626,547  $     4.66  $  130,221,278  $   372.78
--------------------------------------------------------------------------------------------------------------------------------
Building Base Rent, per RSF                    $        44.17              $        0.56               $       44.73
Building Rentable Area, SF                            349,325                    349,325                     349,325
Genzyme Rentable Area, SF                             343,000                    343,000                     343,000
Projected Genzyme Annual Rent                  $   15,151,962              $     191,652               $  15,343,614
Projected Genzyme Monthly Rent                 $    1,262,663              $      15,971               $   1,278,634

                                   SCHEDULE A

                       Items of Base Building Improvements
                               to be completed by
                   LANDLORD AFTER SUBSTANTIAL COMPLETION DATE

       1. Lobby Finishes: The 12-story scaffolding will still be in place upon Substantial Completion until such time as the paint, light wall, chandeliers and miscellaneous items can be finished without risk of damage. The areas surrounding atrium construction will be required to be complete for that reason. The affected work area further prevents the completion of the lobby flooring, fountain, monumental stair paint, lighting and other miscellaneous items.

       2.     Elevators and related Life Safety Systems.

       3.     Completed Punch list for the Atrium, Lobby, and Roof.

       4.     Final Cleaning.

       5.     Certificate of Occupancy and testing related thereto.

       6.     Final painting of stairwells.

       7.     Loading dock finish and access pathway to the freight elevator.

       8.     Sprinkler system.

       9.     Sitework including sidewalks and plantings.

       10. Highpoint and related work impacted including roofing and "green" aspects in the vicinity.

       11. Work in the vicinity of and impacted by photovoltaic panels including roofing and "green" aspects and rails at high penthouse roof for which Tenant's design has just recently been completed.

       12. Work in the vicinity of and impacted by rainwater collection systems for which Tenant's design has just recently been completed including roofing and "green" aspects.

       13. Exterior soffits, metal and EIFS in the vicinity of the "Potato" slab impacted by late Tenant's design revisions to shell and core lighting.

       14. Perimeter floor closure at curtainwall on each floor impacted by Tenant's acoustical upgrade.

       15. Loggia ceiling finish impacted by Tenant's design support detail for Lamella blinds.

       16. Terrace pavers and railings on upper floors impacted by late Tenant's design of terrace utility services recently completed.

       17.    Fire alarm work impacted by Tenant's work.

       18.    Signage design package.

       19. Air balancing of shell and core ventilation systems to be deferred until Tenant ductwork and terminal devices are completed downstream in order to achieve "whole building" approach to balancing by specialist selected by Tenant.

       20. Trash chute and loading bay to be left in place until Tenant's debris is removed and garden trees are brought in to the 11th floor. This will require a comeback after substantial completion to install curtainwall and complete roofing in the localized areas impacted.

       21. Installation of wood doors at stair towers and atrium and terrace doors.

       22.    Wood treads on communicating stairs in atrium.

       23. Finishes in four toilet rooms being used by trade workers of Tenant's Contractor.

       24.    Loading dock permanent overhead door and scissor lifts.

       25.    Drinking fountains and fire extinguishers.

                                   SCHEDULE CO

                                   (attached)

                     Scope Transfers from TI to Shell & Core

                        Description                          Amount
Lecture Hall excavation and foundation                    $     44,639
Toilet room ceramic tile upgrades                               63,450
Loading dock scissor lifts                                      25,850
Light enhancement pads                                           4,113
TI fan coil units, water piping & ductwork                   1,117,501
Absorption chillers & service premium                          434,750
Stair #3, pressurization                                        36,989
Temp. heat for ground floor retail                              23,500
Power for TI fan coil units                                     79,577
HP & LP panelboards at 23 locations                             90,240
23 dry type transformers                                       118,675
Bus plugs at 22 locations                                       85,305
ATC for fan coil units & 3rd stair core                        565,175
Accessible terraces                                            294,925
Scope of Fire Protection Work                                  381,130

    Total Scope Transfers from TI to Shell & Core         $  3,365,819